As filed with the Securities and Exchange Commission on June 10, 1999
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           SMITHWAY MOTOR XPRESS CORP.
               (Exact name of registrant as specified in charter)



              NEVADA                                     42-1433844
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporationor organization)


      2031 Quail Drive Ave
      Route 5, P.O. Box 404                                 50501-2638
        Fort Dodge, Iowa                                    (Zip Code)
(Address of Principal Executive Offices)


                Smithway Motor Xpress Corp. Incentive Stock Plan
                            (Full title of the plan)


                                William G. Smith
                Chairman, President, and Chief Executive Officer
                           Smithway Motor Xpress Corp.
                             2031 Quail Drive Avenue
                              Route 5, P.O. Box 404
                           Fort Dodge, Iowa 50501-8511
                     (Name and address of agent for service)


                                 (515) 576-7418
          (Telephone number, including area code, of agent for service)



                                   Copies to:
                              Mark A. Scudder, Esq.
                           Heidi Hornung Scherr, Esq.
                             Scudder Law Firm, P.C.
                        411 South 13th Street, Suite 200
                             Lincoln, Nebraska 68508
                                 (402) 435-3223


                         CALCULATION OF REGISTRATION FEE


                                                                   Proposed            Proposed maximum         Amount of
Title of securities to be registered         Amount to be       maximum offering       aggregate offering       registration
                                              registered       price per unit (1)           price (1)               fee
--------------------------------------- ------------------  ---------------------  ----------------------- ------------------
Class A Common Stock,
($.01 par value) .............             275,000 shares           $9.8125               $2,698,438               $751
--------------------------------------- ------------------  ---------------------  ----------------------- ------------------


(1) Pursuant to Rule 457 (c) of the Securities Act of 1933, as amended (the "Securities Act") solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices for Smithway Motor Xpress Corp. Class A Common Stock on June 4, 1999, as reported on the Nasdaq National Market.




                                Page 1 of 7 pages

Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Registrant hereby makes the following statement:

     On August 15, 1996, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (SEC file No. 333-10249) (the "Prior Registration Statement") relating to shares of the Registrant's Class A Common Stock ($.01 par value) to be issued pursuant to the Smithway Motor Xpress Corp. Incentive Stock Plan (the "Incentive Stock Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Incentive Stock Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

The following exhibits are filed as a part of this Registration Statement:


 Exhibit No.       Exhibit
5                  Opinion of Scudder Law Firm, P.C.
23.1               Consent of KPMG Peat Marwick LLP
23.2               Consent of Scudder Law Firm, P.C.
                         (contained in Exhibit 5 hereto)
24                 Power of Attorney (contained in the signature page
                                      to this Registration Statement)
99                 Amendment No. 2 to the Smithway Motor Xpress Corp.
                         Incentive Stock Plan



                                Page 2 of 7 pages

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Dodge, State of Iowa on June 8, 1999.

                           SMITHWAY MOTOR XPRESS CORP.


                            By: /s/ William G. Smith
                                William G. Smith,
                                Chairman of the Board, President, and
                                Chief Executive Officer



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints William G. Smith, Michael E. Oleson, G. Larry Owens, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact and to file any such amendment to the Registration Statement, exhibits thereto and documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                    Title                 Date
/s/ William G. Smith         Chairman of the Board, President,
William G. Smith             and Chief Executive Officer; Director
                             (principal executive officer)          June 8, 1999

/s/ G. Larry Owens           Executive Vice President, Chief Operating
Larry Owens                  Officer and Chief Financial Officer;
                             Director (principal financial officer) June 8, 1999

/s/ Michael E. Oleson        Treasurer and Chief Accounting Officer;
Michael E. Oleson            (principal accounting officer)         June 8, 1999

/s/ Herbert D. Ihle          Director
Herbert D. Ihle                                                     June 8, 1999

/s/ Robert E. Rich           Director
Robert E. Rich                                                      June 8, 1999

/s/ Terry G.Christenberry    Director                               June 8, 1999
Terry G. Christenberry


                                Page 3 of 7 pages

  Exhibit No.           Exhibit
5                  Opinion of Scudder Law Firm, P.C.
23.1               Consent of KPMG Peat Marwick LLP
23.2               Consent of Scudder Law Firm, P.C.
                         (contained in Exhibit 5 hereto)
24                 Power of Attorney (contained in the signature page
                                      to this Registration Statement)
99                 Amendment No. 2 to the Smithway Motor Xpress Corp.
                        Incentive Stock Plan



                                Page 4 of 7 pages